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								Exhibit 15




Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C.  20549
Attention:  Document Control

RE:     The Southland Corporation Form 10-Q

We are aware that our report dated April 24, 1995 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of March 31, 1995, and the condensed consolidated statements of operations and cash flows for the three-month period then ended, included in this Form 10-Q, is incorporated by reference in the following registration statements:

						       REGISTRATION NO.

   On Form S-8 for:

     Post-Effective Amendment No. 3 to The Southland
       Corporation Equity Participation Plan               33-23312

     Post-Effective Amendment No. 1 to The Southland
       Corporation Grant Stock Plan                        33-25327

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




COOPERS & LYBRAND L.L.P.
Dallas, Texas
April 28, 1995






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